UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

Xoom Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35801	94-3401054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Market Street, 12th Floor San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415)  777-4800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On November 10, 2014,  Alison Davis announced that she was resigning from the board of directors (the “Board”) of Xoom Corporation  (the “Company”), effective as of November 14, 2014.    Ms. Davis’ resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.    Ms. Davis is stepping down from the Board to comply with European Union regulations applicable to her seat on the board of directors of the Royal Bank of Scotland plc, which restrict the number of boards of directors a person may sit on.

Ms. Davis served as an independent director of the Company and as Chair of the Audit Committee of the Board (the “Audit Committee”).  Murray Demo, who is currently a member of the Audit Committee, has accepted the position of Chair of the Audit Committee, and Kevin Hartz, an independent director, has accepted a position on the Audit Committee to fill the vacancies created by the resignation of Ms. Davis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 14, 2014

XOOM CORPORATION

By: /s/ John Kunze

John Kunze

Chief Executive Officer